UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747
(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 13, 2007, The Hain Celestial Group, Inc. (the “Company”) entered into a letter agreement with the agents and lenders under the Company’s Amended and Restated Credit Agreement, dated as of May 2, 2006, by and among the Company, Bank of America, N.A., as administrative agent, and the other agents and lenders party thereto (the “Credit Agreement”) pursuant to which the agents and the lenders agreed to extend until January 31, 2008, the Credit Agreement’s due date for the Company to provide the lenders with audited financial statements for the Company’s fiscal year ended June 30, 2007 and quarterly financial statements for the first quarter ended September 30, 2007, as well as the related compliance certificates and financial projections.

On November 13, 2007, the Company entered into a letter agreement with the purchasers (the “Noteholders”) under the Note Purchase Agreement, dated as of May 2, 2006, by and among the Company and the Noteholders (the “Note Purchase Agreement”) pursuant to which the Noteholders agreed to extend until January 31, 2008, the Note Purchase Agreement’s due date for the Company to provide the Noteholders with audited financial statements for the Company’s fiscal year ended June 30, 2007 and quarterly financial statements for the first quarter ended September 30, 2007, as well as the related compliance certificates.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 14, 2007, the Company received a Nasdaq Staff Determination letter indicating that the Company is not in compliance with the filing requirements for continued listing as set forth in Marketplace Rule 4310(c)(14) due to the fact that it did not timely file its Quarterly Report on Form 10-Q for its first quarter ended September 30, 2007. The Company previously received a similar Nasdaq Staff Determination letter relating to its Annual Report on Form 10-K for its fiscal year ended June 30, 2007.

A copy of the press release announcing the Company’s receipt of the Nasdaq Staff Determination Letter is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated November 16, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2007

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

/s/ Ira J. Lamel
Name: Ira J. Lamel
Title: Executive Vice President and
Chief Financial Officer

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